As filed with the Securities and Exchange Commission on June 1, 2023
Registration No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
___________________________________
PINNACLE WEST CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

ARIZONA	86-0512431
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 North Fifth Street, P.O. Box 53999
Phoenix, Arizona 85072-3999
(Address of Principal Executive Offices) (Zip Code)

___________________________________

PINNACLE WEST CAPITAL CORPORATION
2021 LONG-TERM INCENTIVE PLAN, AS AMENDED
(Full title of plan)

ROBERT E. SMITH
Pinnacle West Capital Corporation
400 North Fifth Street, MS 9068
Phoenix, Arizona 85004-3992
(Name and address of agent for service)

(602) 250-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

On May 17, 2023, the shareholders of Pinnacle West Capital Corporation (“Pinnacle West”) approved the First Amendment to the Pinnacle West Capital Corporation 2021 Long-Term Incentive Plan (as amended, the “2021 Plan”) that, among other things, increased the number of shares of common stock available for issuance under the 2021 Plan by 3,082,390 shares (the “New Shares”). This registration statement is being filed to register the New Shares. The New Shares are securities of the same class and relate to the same employee benefit plan, the 2021 Plan, as those registered pursuant to Pinnacle West’s registration statement on Form S-8 (File No. 333-256759) filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2021 (the “Prior Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of this Form S-8 will be delivered to each employee who is eligible to participate in the 2021 Plan in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents are not being filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by Pinnacle West or the Plan with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are incorporated herein by reference, excluding in each case, information deemed furnished and not filed:

1.	Pinnacle West’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 27, 2023 (the “2022 Form 10-K”).

2.	Pinnacle West’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed on May 4, 2023.

3.	Pinnacle West’s Current Reports on Form 8-K filed February 22, 2023, April 10, 2023, May 1, 2023, and May 19, 2023.

4.
The description of Pinnacle West’s common stock included in its registration statement on Form 8-B, File No. 1-8962, as filed on July 25, 1985, and any amendment or report that we have filed (or will file after the date of this prospectus and prior to the termination of this offering) for the purpose of updating such description, including Exhibit 4.9 to the 2022 Form 10-K .

All documents subsequently filed by Pinnacle West or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a
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part hereof from the date of filing such documents, excluding in each case, information deemed furnished and not filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the offered securities has been passed upon for Pinnacle West by Robert E. Smith, Executive Vice President, General Counsel and Chief Development Officer of Pinnacle West. Mr. Smith is regularly employed by Pinnacle West, participates in various Pinnacle West employee benefit plans under which he may receive shares of common stock and currently beneficially owns less than one percent of the outstanding shares of common stock of Pinnacle West.

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Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Robert E. Smith, Pinnacle West Executive Vice President, General Counsel and Chief Development Officer

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Robert E. Smith (included in Exhibit 5.1)

24.1	Power of Attorney (contained within the signature page hereto)

24.2	Resolutions of the Board of Directors re the Power of Attorney

107	Calculation of Filing Fee Table

    In addition to those Exhibits shown above, Pinnacle West hereby incorporates the following Exhibits pursuant to Rule 411 of Regulation C promulgated under the Securities Act by reference to the filings set forth below:

Exhibit No.	Description	Previously Filed as Exhibit	File No.	Date Filed

4.1	Articles of Incorporation, restated as of May 21, 2008	Exhibit 3.1 to the Pinnacle West/Arizona Public Service Company (“APS”) June 30, 2008 Form 10-Q Report	1-8962	8-7-08

4.2	Bylaws, amended as of February 19, 2020	Exhibit 3.1 to the Pinnacle West/APS Current Report on Form 8-K dated February 25, 2020	1-8962	2-25-20

4.3	Specimen Certificate of Pinnacle West Common Stock, no par value	Exhibit 4.1 to the Pinnacle West Current Report on Form 8-K dated June 20, 2017	1-8962	6-20-17

4.4	Pinnacle West Capital Corporation 2021 Long-Term Incentive Plan, as amended	Appendix A to the Proxy Statement for Pinnacle West’s 2023 Annual Meeting of Shareholders	1-8962	4-05-23

a    Reports filed under File No. 1-8962 were filed in the office of the Securities and Exchange Commission located in Washington, D.C.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, state of Arizona, on June 1, 2023.

                        PINNACLE WEST CAPITAL CORPORATION

                        By:     /s/ Jeffrey B. Guldner
                            Jeffrey B. Guldner
                            Chairman of the Board of Directors,
                            President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Jeffrey B. Guldner, Andrew Cooper, and Robert E. Smith, and each of them, as attorneys-in-fact, to sign his or her name on his or her behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments to this registration statement.

Signature	Title	Date
/s/ Jeffrey B. Guldner Jeffrey B. Guldner, Chairman of the Board of Directors, President and Chief Executive Officer	Principal Executive Officer and Director	June 1, 2023
/s/ Andrew Cooper Andrew Cooper, Senior Vice President and Chief Financial Officer	Principal Financial Officer	June 1, 2023
/s/ Elizabeth A. Blankenship Elizabeth A. Blankenship, Vice President, Controller and Chief Accounting Officer	Principal Accounting Officer	June 1, 2023
/s/ Glynis A. Bryan Glynis A. Bryan	Director	June 1, 2023
/s/ Richard P. Fox Richard P. Fox	Director	June 1, 2023
/s/ Gonzalo A. de la Melena, Jr. Gonzalo A. de la Melena, Jr.	Director	June 1, 2023
/s/ Kathryn L. Munro Kathryn L. Munro	Director	June 1, 2023
/s/ Bruce J. Nordstrom Bruce J. Nordstrom	Director	June 1, 2023
/s/ Paula J. Sims Paula J. Sims	Director	June 1, 2023
/s/ William H. Spence William H. Spence	Director	June 1, 2023
/s/ Kristine L. Svinicki Kristine L. Svinicki	Director	June 1, 2023
/s/ James E. Trevathan, Jr. James E. Trevathan, Jr.	Director	June 1, 2023